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                                                                   EXHIBIT 99(D)
                                                                   -------------

                 AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


     In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Paymentech, Inc. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  March 31, 1999

                                        FIRST DATA CORPORATION



                                        By: /s/ Thomas A. Rossi
                                            ----------------------------
                                            Name:  Thomas A. Rossi
                                            Title: Assistant Secretary


                                        FDC OFFER CORPORATION



                                        By: /s/ Thomas A. Rossi
                                            ---------------------------
                                            Name:  David J. Treinen
                                            Title: President


                                        FB MERGING CORPORATION



                                        By: /s/ David J. Treinen
                                            ---------------------------
                                            Name:  David J. Treinen
                                            Title: President